500 Laurel Street
Baton Rouge, LA 70801
Phone: 877.614.7600

FOR IMMEDIATE RELEASE
April 27, 2026

Media Contact: Misty Albrecht
b1BANK
225.286.7879
media@b1BANK.com
Business First Bancshares, Inc., Announces Financial Results for Q1 2026
Baton Rouge, La. (April 27, 2026) – Business First Bancshares, Inc. (NASDAQ: BFST) (Business First), parent company of b1BANK, today announced its unaudited results for the quarter ended March 31, 2026. Business First reported net income available to common shareholders of $22.2 million or $0.68 per diluted common share, an increase of $1.2 million and a decrease of $0.03, respectively, compared to the linked quarter. On a non-GAAP basis, core net income for the quarter ended March 31, 2026, which excludes certain income and expenses, was $24.0 million or $0.73 per diluted common share, an increase of $0.5 million and a decrease of $0.06 from the linked quarter. The quarter ended March 31, 2026, included the consummation of the Progressive Bancorp, Inc. (Progressive) acquisition.
“It was a busy and productive start of the year for b1BANK,” said Jude Melville, chairman, president, and CEO of Business First. “Quantitatively, we continued generating consistent profitability, increased our capital ratios and strengthened our liquidity positioning. Qualitatively, we added a large number of strong teammates through consummation of the Progressive Bank acquisition, the addition of a number of seasoned, respected bankers in Houston, and our partnership with Covecta, with whom we are working on building out Agentic AI capabilities. I’m also proud of our team’s self-managed subordinated-debt issuance through our network of community bank partners. All these deepening partnerships bode well for the continued building of shareholder value over the course of 2026.”

On Thursday, April 23, 2026, Business First’s board of directors declared a quarterly preferred dividend in the amount of $18.75 per share, which is the full quarterly dividend of 1.875% based on the per annum rate of 7.50%. Additionally, the board of directors declared a quarterly common dividend based upon financial performance for the first quarter in the amount of $0.15 per share of common stock. The preferred and common dividends will be paid on May 29, 2026, or as soon thereafter as practicable, to the shareholders of record as of May 15, 2026.

b1BANK.com

Quarterly Highlights
• Consistent Core Performance. Return to common shareholders on average assets, on an annualized basis, was 1.01% for the quarter ended March 31, 2026, or 1.10% on a non-GAAP basis, compared to 1.04% or 1.16% on a non-GAAP basis for the linked quarter.
• Progressive Acquisition. On January 1, 2026, Business First closed its previously announced acquisition of Progressive and its wholly-owned subsidiary, Progressive Bank. Progressive had approximately $773.8 million of total assets, $589.7 million of net loans, and $684.9 million of deposits as of December 31, 2025. Business First does not anticipate material synergies to be reflected in its earnings until after conversion in the third quarter. b1BANK added nine banking centers in North Louisiana as a result of the Progressive acquisition.
• Meaningful Production Additions. On January 15, 2026, Business First announced the hiring of a new regional president to the Houston, Texas market and head of private banking. This individual joined b1BANK from Veritex Community Bank, where he served as senior vice president and Houston market president. Prior to his tenure at Veritex, he had been with Comerica Bank for nearly 20 years in leadership roles across private banking, middle market, and wealth management. By quarter-end, we successfully added four producers and three production support staff to the new Houston team.
• New Technology Partnership. On February 17, 2026, b1BANK and Covecta announced a strategic partnership to deploy agentic AI across the bank’s day to day workflows. The collaboration focuses on streamlining and automating repeatable, policy-driven activities across core deposit and loan operational processes, reducing manual effort and operational friction so that teams can devote more time towards higher value-adding work including analysis, exception handling and customer engagement.
• Improving Shareholder Value. During the first quarter, as part of a previously announced stock repurchase program, Business First repurchased 99,105 shares, with a market value of $2.7 million, at a weighted average price of $27.75 per share. Common equity to total assets increased from 10.04% to 10.32%. Tangible common equity to tangible assets increased from 8.53% to 8.65%, 1.37% or 5.57% annualized, compared to the linked quarter. Book value per common share increased to $28.18 at March 31, 2026, compared to $27.95 at Dec. 31, 2025. On a non-GAAP basis, tangible book value per common share decreased from $23.36 at the linked quarter to $23.18 at March 31, 2026, -0.76% or -3.08% annualized.
• Notable Subsequent Events. On April 2, 2026, Business First issued $85.0 million in aggregate principal amount of 6.50% fixed-to-floating rate subordinated notes due 2036. The subordinated notes were issued to certain qualified institutional and accredited investors in a private placement transaction that was exempt from registration under the Securities Act of 1933, as amended. This capital raise represented Business First’s third fully self-managed private placement, and was executed entirely with in-house capabilities. Partial use of proceeds were allocated to redeeming Business First’s $66.9 million subordinated debt outstanding as of March 31, 2026.
b1BANK.com

Statement of Financial Condition
Loans
Loans held for investment increased $494.8 million or 7.99%, 32.42% annualized, compared to the linked quarter. Excluding acquired loan balances from Progressive, loans declined $102.7 million or 1.54%, 6.15% annualized. Excluding acquired Progressive loans, organic commercial and commercial real estate loan portfolios decreased $58.6 million and $23.0 million, respectively, compared to the linked quarter. Texas-based loans represented approximately 35% of the overall loan portfolio as of March 31, 2026, based on unpaid principal balance.
Credit Quality
The ratio of nonperforming loans compared to loans held for investment increased 29 basis points (bps) to 1.53% at March 31, 2026, while the ratio of nonperforming assets compared to total assets increased 29 bps to 1.38% compared to the linked quarter. Past due loans greater than 30 days declined by 22 bps to $28.1 million, or 0.42%, down from $39.5 million, or 0.64% compared to the linked quarter. The increases in the nonperforming loans and assets ratios over the linked quarter were largely attributable to previously identified commercial real estate and commercial business relationships that the Company expects to resolve during second and third quarters of this year. Net charge-offs to average quarterly total loans declined to just 1 bps for the quarter ended March 31, 2026, down from 11 bps from the linked quarter.
Securities
The securities portfolio increased $56.6 million or 5.72%, from the linked quarter. This increase was impacted by Progressive securities, partially offset by $5.9 million in negative pre-tax fair value adjustments. Excluding the $45.8 million acquired Progressive securities as of January 1, 2026, and excluding the negative swing in fair value adjustments, available-for-sale securities increased $16.6 million from the prior quarter on a net basis. The securities portfolio, based on estimated fair value, represented 11.74% of total assets as of March 31, 2026.
Deposits
Deposits increased $766.4 million or 11.44%, 46.40% annualized, compared to the linked quarter. Excluding acquired deposit balances from Progressive of $684.9 million, organic deposit growth was $81.5 million or 1.1%, or 4.4% annualized. Average interest-bearing deposits increased $659.0 million or 12.61%, and noninterest-bearing deposits increased $191.2 million or 14.38% from the linked quarter.
During the first quarter, interest-bearing deposits increased $513.3 million or 9.55% and noninterest bearing deposits increased $253.0 million or 19.14%. The increase in interest-bearing deposits was largely impacted by approximately $325 million in commercial money market accounts and $185 million in personal money market.
b1BANK.com

Borrowings
Borrowings decreased $166.8 million or -30.26%, from the linked quarter due primarily to decreases in short-term Federal Home Loan Bank advances.
Shareholders’ Equity
Shareholders' equity increased $94.3 million or 10.51% compared to the linked quarter. Accumulated other comprehensive income (AOCI) decreased from ($33.3) million to ($37.9) million or 13.89%, during the quarter due to after-tax fair value adjustments in the securities portfolio. Book value per common share increased to $28.18 at March 31, 2026, compared to $27.95 at December 31, 2025. On a non-GAAP basis, tangible book value per common share decreased from $23.36 at the linked quarter to $23.18 at March 31, 2026, -0.76% or -3.08% annualized.

Results of Operations
Net Interest Income
For the quarter ended March 31, 2026, net interest income totaled $75.2 million, compared to $70.9 million from the linked quarter. Loan yields decreased 27 bps to 6.61% compared to 6.88% from the linked quarter and interest-bearing asset yields decreased 22 bps to 5.95% compared to 6.17% from the linked quarter. Net interest margin and net interest spread were 3.65% and 2.91% compared to 3.71% and 2.92% for the linked quarter. The overall cost of funds, which included noninterest-bearing deposits, decreased 19 bps from 2.64% to 2.45% for the quarter ended March 31, 2026.
Non-GAAP net interest income (excluding loan discount accretion of $1.1 million) totaled $74.1 million for the quarter ended March 31, 2026, compared to $69.4 million (excluding loan discount accretion of $1.4 million) for the linked quarter. Non-GAAP net interest margin and net interest spread (excluding loan discount accretion of $1.1 million) were 3.60% and 2.85%, respectively, for the quarter ended March 31, 2026, compared to 3.64% and 2.84% (excluding loan discount accretion of $1.4 million) for the linked quarter.
Provision for Credit Losses
During the quarter ended March 31, 2026, Business First recorded a provision for credit losses of $2.3 million, compared to $3.1 million from the linked quarter. The current quarter’s provision was largely impacted by an increase in outstanding lending commitments, including from Progressive, and required provision totaling $0.9 million. The remaining provision expense was related to net charge-offs and incremental provision on non-performing credits of $0.9 and $0.4 million, respectively. At March 31, 2026, the ratio of allowance for credit losses to loans held for investment ratio was 1.03%, compared to 0.94% for the linked quarter. The increase in the reserve ratio was largely attributable to the acquired Progressive loan portfolio and the Company’s early adoption of ASU 2025-08, which requires the gross presentation of acquired loan loss estimates.
b1BANK.com

Other Income
For the quarter ended March 31, 2026, other income increased $1.8 million or 14.88%, compared to the linked quarter. The increase was largely attributable to growth of $0.6 million in gain on sales of loans.
Other Expenses
For the quarter ended March 31, 2026, other expenses increased $5.1 million or 9.65% compared to the linked quarter. The increase was largely attributable to a $2.6 million increase in salaries and employee benefits, a $1.3 million in occupancy and equipment, $0.8 million in other expenses and $0.5 million in data processing fees.
Return on Assets and Common Equity
Return to common shareholders on average assets and common equity, each on an annualized basis, were 1.01% and 9.77% for the quarter ended March 31, 2026, compared to 1.04% and 10.18%, respectively, for the linked quarter. Non-GAAP return to common shareholders on average assets and common equity, each on an annualized basis, were 1.10% and 10.57% for the quarter ended March 31, 2026, compared to 1.16% and 11.40%, for the linked quarter.

b1BANK.com

Conference Call and Webcast
Executive management will host a conference call and webcast to discuss results on Monday, April 27, 2026, at 9:00 a.m. Central Time. Interested parties may attend the call by dialing toll-free 1-800-715-9871 (North America only), conference ID 4364723, or asking for the Business First Bancshares conference call. The live webcast can be found at https://edge.media-server.com/mmc/p/6n7xau4t. On the day of the presentation, the corresponding slide presentation will be available to view on the b1BANK website at https://www.b1bank.com/shareholder-info.
About Business First Bancshares, Inc.
Business First Bancshares, Inc., (Nasdaq: BFST) through its banking subsidiary b1BANK, has $8.9 billion in assets, $5.7 billion in assets under management through b1BANK’s affiliate Smith Shellnut Wilson, LLC (SSW) (not including $1.0 billion of b1BANK assets managed by SSW) and operates Banking Centers and Loan Production Offices in markets across Louisiana and Texas providing commercial and personal banking products and services. b1BANK is a 2024 Mastercard “Innovation Award” winner and multiyear winner of American Banker Magazine’s “Best Banks to Work For.” Visit b1BANK.com for more information.
Non-GAAP Financial Measures
This press release includes certain non-GAAP financial measures (e.g., referenced as “core” or “tangible”) intended to supplement, not substitute for, comparable GAAP measures. “Core” measures typically adjust income available to common shareholders for certain significant activities or transactions that, in management’s opinion, can distort period-to-period comparisons of Business First’s performance. Transactions that are typically excluded from non-GAAP “core” measures include realized and unrealized gains/losses on former bank premises and equipment, investment sales, acquisition- related expenses (including, but not limited to, legal costs, system conversion costs, severance and retention payments, etc.). “Tangible” measures adjust common equity by subtracting goodwill, core deposit intangibles, and customer intangibles, net of accumulated amortization. Management believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of Business First’s core business. These non- GAAP disclosures are not necessarily comparable to non-GAAP measures that may be presented by other companies. Reconciliations of non-GAAP financial measures to GAAP financial measures are provided at the end of the tables below.

Special Note Regarding Forward-Looking Statements
Certain statements contained in this release may not be based on historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as
b1BANK.com

amended. These forward-looking statements may be identified by their reference to a future period or periods or by the use of forward-looking terminology such as “anticipate,” “believe,” “estimate,” “expect,” “may,” “might,” “will,” “would,” “could,” or “intend.” We caution you not to place undue reliance on the forward-looking statements contained in this news release, in that actual results could differ materially from those indicated in such forward-looking statements as a result of a variety of factors, including those factors specified in our Annual Report on Form 10-K and other public filings. We undertake no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date of this news release.
Additional Information
For additional information about Business First, you may obtain Business First’s reports that are filed with the Securities and Exchange Commission (SEC) free of charge by using the SEC’s EDGAR service on the SEC’s website at www.SEC.gov or by contacting the SEC for further information at 1-800-SEC-0330. Alternatively, these documents can be obtained free of charge from Business First by directing a request to: Business First Bancshares, Inc., 500 Laurel Street, Suite 101, Baton Rouge, Louisiana 70801, Attention: Corporate Secretary.
No Offer or Solicitation
This release does not constitute or form part of any offer to sell, or a solicitation of an offer to purchase, any securities of Business First. There will be no sale of securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

Investor Relation Contact:

Gregory Robertson
337.721.2701
Gregory.Robertson@b1bank.com
Matt Sealy
225.388.6116
Matt.Sealy@b1bank.com

b1BANK.com

Business First Bancshares, Inc.
Selected Financial Information
(Unaudited)
	Three Months Ended
	March 31, 2026	December 31, 2025	March 31, 2025
(Dollars in thousands)

Balance Sheet Ratios

Loans (HFI) to Deposits	89.54%	92.40%	92.61%
Shareholders' Equity to Assets Ratio	11.13	10.92	10.61

Loans Receivable Held for Investment (HFI)

Commercial	$1,943,412	$1,921,833	$1,862,176
Real Estate:
Commercial	2,841,626	2,611,279	2,472,121
Construction	685,817	639,069	633,698
Residential	1,141,220	944,065	934,357
Total Real Estate	4,668,663	4,194,413	4,040,176
Consumer and Other	72,188	73,244	78,567
Total Loans (Held for Investment)	$6,684,263	$6,189,490	$5,980,919

Allowance for Loan Losses

Balance, Beginning of Period	$53,959	$57,062	$54,840
Progressive - PCD ALLL	9,264	—	—
Charge-offs – Quarterly	(1,104)	(7,153)	(1,648)
Recoveries – Quarterly	181	309	671
Provision for Loan Losses – Quarterly	1,355	3,741	3,000
Balance, End of Period	$63,655	$53,959	$56,863

Allowance for Loan Losses to Total Loans (HFI)	0.95%	0.87%	0.95%
Allowance for Credit Losses to Total Loans (HFI) (1)	1.03	0.94	1.01
Net Charge-offs to Average Quarterly Total Loans	0.01	0.11	0.02

Remaining Loan Purchase Discount	$15,818	$7,489	$11,322

Nonperforming Assets

Nonperforming Loans:
Nonaccrual Loans	$100,803	$74,471	$35,915
Loans Past Due 90 Days or More	1,404	2,215	5,635
Total Nonperforming Loans	102,207	76,686	41,550
Other Nonperforming Assets:
Other Real Estate Owned	20,898	13,013	1,282
Other Nonperforming Assets	—	—	—
Total Other Nonperforming Assets	20,898	13,013	1,282
Total Nonperforming Assets	$123,105	$89,699	$42,832

Nonperforming Loans to Total Loans (HFI)	1.53%	1.24%	0.69%
Nonperforming Assets to Total Assets	1.38	1.09	0.55

(1) Allowance for Credit Losses includes the Allowance for Loan Loss and Reserve for Unfunded Commitments.

b1BANK.com

Business First Bancshares, Inc.
Selected Financial Information
(Unaudited)

	Three Months Ended
	March 31, 2026	December 31, 2025	March 31, 2025
(Dollars in thousands, except per share data)

Per Share Data

Basic Earnings per Common Share	$0.68	$0.71	$0.65
Diluted Earnings per Common Share	0.68	0.71	0.65
Dividends per Common Share	0.15	0.15	0.14
Book Value per Common Share	28.18	27.95	25.51

Average Common Shares Outstanding	32,579,934	29,493,016	29,329,668
Average Diluted Common Shares Outstanding	32,785,554	29,669,253	29,545,921
End of Period Common Shares Outstanding	32,624,887	29,510,668	29,572,297

Annualized Performance Ratios

Return to Common Shareholders on Average Assets (1)	1.01%	1.04%	1.00%
Return to Common Shareholders on Average Common Equity (1)	9.77	10.18	10.48
Net Interest Margin (1)	3.65	3.71	3.68
Net Interest Spread (1)	2.91	2.92	2.91
Efficiency Ratio (2)	64.45	63.10	63.85

Total Quarterly/Year-to-Date Average Assets	$8,893,419	$8,016,094	$7,750,982
Total Quarterly/Year-to-Date Average Common Equity	922,037	818,617	742,930

Other Expenses

Salaries and Employee Benefits	$33,039	$30,426	$29,497
Occupancy and Equipment Expense	8,122	6,809	7,356
Advertising and Promotions	1,508	1,595	1,291
Communications	652	619	591
Ad Valorem Shares Tax	978	870	1,125
Data Processing Fees	3,712	3,227	3,236
Directors' Fees	260	224	279
Insurance	411	421	404
Legal and Other Professional Fees	1,085	1,436	1,013
Office Supplies and Printing	313	337	311
Regulatory Assessments	984	1,005	1,257
Merger and Conversion-Related Expenses	1,377	1,257	250
Other	5,030	4,186	3,968
Total Other Expenses	$57,471	$52,412	$50,578
b1BANK.com

Business First Bancshares, Inc.
Selected Financial Information
(Unaudited)

	Three Months Ended
	March 31, 2026	December 31, 2025	March 31, 2025
(Dollars in thousands, except per share data)

Other Income

Service Charges on Deposit Accounts	$3,142	$2,646	$2,860
Gain (Loss) on Sales of Securities	80	35	(1)
Gain on Sales of Loans	1,341	777	1,256
Debit Card and ATM Fee Income	2,306	1,970	1,858
Cash Value of Life Insurance Income	831	783	808
Fees and Brokerage Commission	2,261	2,172	2,148
Pass-Through Income from Other Investments	135	267	751
Gain on Extinguishment of Debt	—	—	630
Swap Fee Income	1,537	1,805	739
Other	2,417	1,775	2,177
Total Other Income	$14,050	$12,230	$13,226

(1) Average outstanding balances are determined utilizing daily averages and average yield/rate is calculated utilizing an actual day count convention.
(2) Noninterest expense (excluding provision for loan losses) divided by noninterest income plus net interest income less gain/loss on sales of securities.

b1BANK.com

Business First Bancshares, Inc.
Consolidated Balance Sheets
(Unaudited)

	March 31, 2026	December 31, 2025	March 31, 2025
(Dollars in thousands)

Assets

Cash and Due From Banks	$589,804	$411,175	$312,887
Federal Funds Sold	88,257	172,393	117,422
Securities Purchased under Agreements to Resell	30,743	25,587	50,589
Securities Available for Sale, at Fair Values	1,045,817	989,229	920,573
Mortgage Loans Held for Sale	480	1,094	—
Loans and Lease Receivable	6,684,263	6,189,490	5,980,919
Allowance for Loan Losses	(63,655)	(53,959)	(56,863)
Net Loans and Lease Receivable	6,620,608	6,135,531	5,924,056
Premises and Equipment, Net	88,421	73,982	81,582
Accrued Interest Receivable	38,176	38,494	33,741
Other Equity Securities	40,047	49,342	40,947
Other Real Estate Owned	20,898	13,013	1,282
Cash Value of Life Insurance	132,682	120,292	117,950
Deferred Taxes, Net	22,959	20,477	25,289
Goodwill	133,564	121,146	121,691
Core Deposit and Customer Intangibles	29,409	14,497	16,538
Other Assets	24,943	28,488	20,181

Total Assets	$8,906,808	$8,214,740	$7,784,728

Liabilities

Deposits
Noninterest-Bearing	$1,575,086	$1,322,074	$1,308,312
Interest-Bearing	5,889,863	5,376,516	5,149,869
Total Deposits	7,464,949	6,698,590	6,458,181

Securities Sold Under Agreements to Repurchase	21,594	22,622	19,046
Federal Home Loan Bank Borrowings	260,792	431,200	317,352
Subordinated Debt	92,472	92,530	92,702
Subordinated Debt - Trust Preferred Securities	9,666	5,000	5,000
Accrued Interest Payable	3,692	4,166	5,356
Other Liabilities	62,467	63,749	60,779

Total Liabilities	7,915,632	7,317,857	6,958,416

Shareholders' Equity

Preferred Stock	71,930	71,930	71,930
Common Stock	32,625	29,511	29,572
Additional Paid-In Capital	580,640	502,155	501,609
Retained Earnings	343,890	326,574	276,045
Accumulated Other Comprehensive Loss	(37,909)	(33,287)	(52,844)

Total Shareholders' Equity	991,176	896,883	826,312

Total Liabilities and Shareholders' Equity	$8,906,808	$8,214,740	$7,784,728
b1BANK.com

Business First Bancshares, Inc.
Consolidated Statements of Income
(Unaudited)

	Three Months Ended
	March 31, 2026	December 31, 2025	March 31, 2025
(Dollars in thousands, except per share data)

Interest Income:
Interest and Fees on Loans	$109,146	$105,515	$102,992
Interest and Dividends on Securities	8,462	7,942	7,265
Interest on Federal Funds Sold and Due From Banks	4,886	4,323	3,436
Total Interest Income	122,494	117,780	113,693

Interest Expense:
Interest on Deposits	42,758	41,580	42,439
Interest on Borrowings	4,541	5,338	5,271
Total Interest Expense	47,299	46,918	47,710

Net Interest Income	75,195	70,862	65,983

Provision for Credit Losses	2,278	3,098	2,812

Net Interest Income After Provision for Credit Losses	72,917	67,764	63,171

Other Income:
Service Charges on Deposit Accounts	3,142	2,646	2,860
Gain (Loss) on Sales of Securities	80	35	(1)
Gain on Sales of Loans	1,341	777	1,256
Other Income	9,487	8,772	9,111
Total Other Income	14,050	12,230	13,226

Other Expenses:
Salaries and Employee Benefits	33,039	30,426	29,497
Occupancy and Equipment Expense	8,122	6,809	7,356
Merger and Conversion-Related Expense	1,377	1,257	250
Other Expenses	14,933	13,920	13,475
Total Other Expenses	57,471	52,412	50,578

Income Before Income Taxes	29,496	27,582	25,819

Provision for Income Taxes	5,932	5,223	5,276

Net Income	23,564	22,359	20,543

Preferred Stock Dividends	1,350	1,350	1,350

Net Income Available to Common Shareholders	$22,214	$21,009	$19,193

b1BANK.com

Business First Bancshares, Inc.
Consolidated Net Interest Margin
(Unaudited)

	Three Months Ended
	March 31, 2026			December 31, 2025			March 31, 2025
(Dollars in thousands)	Average Outstanding Balance	Interest Earned / Interest Paid	Average Yield / Rate	Average Outstanding Balance	Interest Earned / Interest Paid	Average Yield / Rate	Average Outstanding Balance	Interest Earned / Interest Paid	Average Yield / Rate

Assets

Interest-Earning Assets:
Total Loans	$6,698,261	$109,146	6.61%	$6,087,213	$105,515	6.88%	$5,972,120	$102,992	6.99%
Securities	1,065,447	8,462	3.22	1,008,870	7,942	3.12	924,693	6,614	2.90
Securities Purchased under Agreements to Resell	26,657	302	4.59	25,579	310	4.81	50,836	651	5.19
Interest-Bearing Deposit in Other Banks	558,468	4,584	3.33	448,030	4,013	3.55	315,750	3,436	4.41
Total Interest-Earning Assets	$8,348,833	$122,494	5.95%	$7,569,692	$117,780	6.17%	$7,263,399	$113,693	6.35%
Allowance for Loan Losses	(60,553)			(57,450)			(54,711)
Noninterest-Earning Assets	605,139			503,852			542,294
Total Assets	$8,893,419	$122,494		$8,016,094	$117,780		$7,750,982	$113,693

Liabilities and Shareholders' Equity

Interest-Bearing Liabilities:
Interest-Bearing Deposits	$5,884,257	$42,758	2.95%	$5,225,304	$41,580	3.16%	$5,141,498	$42,439	3.35%
Subordinated Debt	92,163	1,209	5.32	92,564	1,220	5.23	97,251	1,262	5.26
Subordinated Debt - Trust Preferred Securities	11,671	165	5.73	5,000	96	7.58	5,000	99	8.03
Advances from Federal Home Loan Bank (FHLB)	297,588	3,038	4.14	369,410	3,837	4.12	362,092	3,796	4.25
Other Borrowings	20,030	129	2.61	28,197	185	2.60	18,321	114	2.52
Total Interest-Bearing Liabilities	$6,305,709	$47,299	3.04%	$5,720,475	$46,918	3.25%	$5,624,162	$47,710	3.44%

Noninterest-Bearing Liabilities:
Noninterest-Bearing Deposits	$1,521,252			$1,330,023			$1,244,793
Other Liabilities	72,491			75,049			67,167
Total Noninterest-Bearing Liabilities	$1,593,743			$1,405,072			$1,311,960
Shareholders' Equity:
Common Shareholders' Equity	922,037			818,617			742,930
Preferred Equity	71,930			71,930			71,930
Total Shareholders' Equity	$993,967			$890,547			$814,860
Total Liabilities and Shareholders' Equity	$8,893,419			$8,016,094			$7,750,982

Net Interest Spread			2.91%			2.92%			2.91%
Net Interest Income		$75,195			$70,862			$65,983
Net Interest Margin			3.65%			3.71%			3.68%

Overall Cost of Funds			2.45%			2.64%			2.82%

NOTE: Average outstanding balances are determined utilizing daily averages and an actual day count convention.

b1BANK.com

Business First Bancshares, Inc.
Non-GAAP Measures
(Unaudited)

	Three Months Ended
	March 31, 2026	December 31, 2025	March 31, 2025
(Dollars in thousands, except per share data)

Interest Income:
Interest income	$122,494	$117,780	$113,693
Core interest income	122,494	117,780	113,693

Interest Expense:
Interest expense	47,299	46,918	47,710
Core interest expense	47,299	46,918	47,710

Provision for Credit Losses: (b)
Provision for credit losses	2,278	3,098	2,812
Core provision expense	2,278	3,098	2,812

Other Income:
Other income	14,050	12,230	13,226
(Gain) loss on former bank premises and equipment	(28)	995	(155)
(Gain) loss on sale of securities	(80)	(35)	1
Gain on extinguishment of debt	—	—	(630)
Core other income	13,942	13,190	12,442

Other Expense:
Other expense	57,471	52,412	50,578
Acquisition-related expenses (2)	(2,227)	(1,406)	(679)
Core conversion expenses	—	(796)	(216)
Core other expense	55,244	50,210	49,683

Pre-Tax Income: (a)
Pre-tax income	29,496	27,582	25,819
(Gain) loss on former bank premises and equipment	(28)	995	(155)
(Gain) loss on sale of securities	(80)	(35)	1
Gain on extinguishment of debt	—	—	(630)
Acquisition-related expenses (2)	2,227	1,406	679
Core conversion expenses	—	796	216
Core pre-tax income	31,615	30,744	25,930

Provision for Income Taxes: (1)
Provision for income taxes	5,932	5,223	5,276
Tax on (gain) loss on former bank premises and equipment	(6)	210	(33)
Tax on (gain) loss on sale of securities	(17)	(8)	—
Tax on gain on extinguishment of debt	—	—	(133)
Tax on acquisition-related expenses (2)	319	281	143
Tax on core conversion expenses	—	168	46
Core provision for income taxes	6,228	5,874	5,299

b1BANK.com

Business First Bancshares, Inc.
Non-GAAP Measures
(Unaudited)

	Three Months Ended
	March 31, 2026	December 31, 2025	March 31, 2025
(Dollars in thousands, except per share data)

Preferred Dividends:
Preferred dividends	$1,350	$1,350	$1,350
Core preferred dividends	$1,350	$1,350	$1,350

Net Income Available to Common Shareholders:
Net income available to common shareholders	22,214	21,009	19,193
(Gain) loss on former bank premises and equipment, net of tax	(22)	785	(122)
(Gain) loss on sale of securities, net of tax	(63)	(27)	1
Gain on extinguishment of debt, net of tax	—	—	(497)
Acquisition-related expenses (2), net of tax	1,908	1,125	536
Core conversion expenses, net of tax	—	628	170
Core net income available to common shareholders	$24,037	$23,520	$19,281

Pre-tax, pre-provision earnings available to common shareholders (a+b)(3)	31,774	30,680	28,631
(Gain) loss on former bank premises and equipment	(28)	995	(155)
(Gain) loss on sale of securities	(80)	(35)	1
Gain on extinguishment of debt	—	—	(630)
Acquisition-related expenses (2)	2,227	1,406	679
Core conversion expenses	—	796	216
Core pre-tax, pre-provision earnings	$33,893	$33,842	$28,742

Average Diluted Common Shares Outstanding	32,785,554	29,669,253	29,545,921

Diluted Earnings Per Common Share:
Diluted earnings per common share	$0.68	$0.71	$0.65
(Gain) loss on former bank premises and equipment, net of tax	—	0.02	—
(Gain) loss on sale of securities, net of tax	—	—	—
Gain on extinguishment of debt, net of tax	—	—	(0.02)
Acquisition-related expenses (2), net of tax	0.05	0.04	0.02
Core conversion expenses, net of tax	—	0.02	—
Core diluted earnings per common share	$0.73	$0.79	$0.65

Pre-tax, pre-provision profit diluted earnings per common share	$0.97	$1.03	$0.97
(Gain) loss on former bank premises and equipment	—	0.03	(0.01)
(Gain) loss on sale of securities	—	—	—
Gain on extinguishment of debt	—	—	(0.02)
Acquisition-related expenses (2)	0.06	0.05	0.02
Core conversion expenses	—	0.03	0.01
Core pre-tax, pre-provision diluted earnings per common share	$1.03	$1.14	$0.97

(1) Tax rates, exclusive of certain nondeductible merger-related expenses and goodwill, utilized were 21.129% for 2026 and 2025. These rates approximated the marginal tax rates.
(2) Includes merger and conversion-related expenses and salary and employee benefits.
(3) Before preferred dividends.
b1BANK.com

Business First Bancshares, Inc.
Non-GAAP Measures
(Unaudited)

	March 31, 2026	December 31, 2025	March 31, 2025
(Dollars in thousands, except per share data)

Total Shareholders' (Common) Equity:
Total shareholders' equity	$991,176	$896,883	$826,312
Preferred stock	(71,930)	(71,930)	(71,930)
Total common shareholders' equity	919,246	824,953	754,382
Goodwill	(133,564)	(121,146)	(121,691)
Core deposit and customer intangible	(29,409)	(14,497)	(16,538)
Total tangible common equity	$756,273	$689,310	$616,153

Total Assets:
Total assets	$8,906,808	$8,214,740	$7,784,728
Goodwill	(133,564)	(121,146)	(121,691)
Core deposit and customer intangible	(29,409)	(14,497)	(16,538)
Total tangible assets	$8,743,835	$8,079,097	$7,646,499

Common shares outstanding	32,624,887	29,510,668	29,572,297

Book value per common share	$28.18	$27.95	$25.51
Tangible book value per common share	$23.18	$23.36	$20.84
Common equity to total assets	10.32%	10.04%	9.69%
Tangible common equity to tangible assets	8.65	8.53	8.06

b1BANK.com

Business First Bancshares, Inc.
Non-GAAP Measures
(Unaudited)

	Three Months Ended
	March 31, 2026	December 31, 2025	March 31, 2025
(Dollars in thousands, except per share data)

Total Quarterly Average Assets	$8,893,419	$8,016,094	$7,750,982
Total Quarterly Average Common Equity	$922,037	$818,617	$742,930

Net Income Available to Common Shareholders:
Net income available to common shareholders	$22,214	$21,009	$19,193
(Gain) loss on former bank premises and equipment, net of tax	(22)	785	(122)
(Gain) loss on sale of securities, net of tax	(63)	(27)	1
Gain on extinguishment of debt, net of tax	—	—	(497)
Acquisition-related expenses, net of tax	1,908	1,125	536
Core conversion expenses, net of tax	—	628	170
Core net income available to common shareholders	$24,037	$23,520	$19,281

Return to common shareholders on average assets (annualized) (2)	1.01%	1.04%	1.00%
Core return on average assets (annualized) (2)	1.10	1.16	1.01
Return to common shareholders on average common equity (annualized) (2)	9.77	10.18	10.48
Core return on average common equity (annualized) (2)	10.57	11.40	10.53

Interest Income:
Interest income	$122,494	$117,780	$113,693
Core interest income	122,494	117,780	113,693
Interest Expense:
Interest expense	47,299	46,918	47,710
Core interest expense	47,299	46,918	47,710
Other Income:
Other income	14,050	12,230	13,226
(Gain) loss on former bank premises and equipment	(28)	995	(155)
(Gain) loss on sale of securities	(80)	(35)	1
Gain on extinguishment of debt	—	—	(630)
Core other income	13,942	13,190	12,442

Other Expense:
Other expense	57,471	52,412	50,578
Acquisition-related expenses	(2,227)	(1,406)	(679)
Core conversion expenses	—	(796)	(216)
Core other expense	55,244	50,210	49,683

Efficiency Ratio:
Other expense (a)	$57,471	$52,412	$50,578
Core other expense (c)	55,244	50,210	49,683
Net interest and other income (1) (b)	89,165	83,057	79,210
Core net interest and other income (1) (d)	89,137	84,052	78,425
Efficiency ratio (a/b)	64.45%	63.10%	63.85%
Core efficiency ratio (c/d)	61.98	59.74	63.35

Total Average Interest-Earnings Assets	$8,348,833	$7,569,692	$7,263,399

b1BANK.com

Business First Bancshares, Inc.
Non-GAAP Measures
(Unaudited)

	Three Months Ended
	March 31, 2026	December 31, 2025	March 31, 2025
(Dollars in thousands, except per share data)

Net Interest Income:
Net interest income	$75,195	$70,862	$65,983
Loan discount accretion	(1,138)	(1,418)	(793)
Net interest income excluding loan discount accretion	$74,057	$69,444	$65,190

Net interest margin (2)	3.65%	3.71%	3.68%
Net interest margin excluding loan discount accretion (2)	3.60	3.64	3.64
Net interest spread (2)	2.91	2.92	2.91
Net interest spread excluding loan discount accretion (2)	2.85	2.84	2.86

(1) Excludes gains/losses on sales of securities.
(2) Calculated utilizing an actual day count convention.

b1BANK.com